UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): December 20, 2024

Ocean Power Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33417	22-2535818
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

28 Engelhard Drive, Suite B Monroe Township, New Jersey	08831
(Address of principal executive offices)	(Zip Code)

(609) 730-0400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	OPTT	NYSE American
Series A Preferred Stock Purchase Rights	N/A	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 20, 2024, Ocean Power Technologies, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an institutional investor (the “Investor”) under which the Company agreed to issue and sell, in one or more registered public offerings by the Company directly to the Investor (the “Offering”), senior convertible notes for up to an aggregate principal amount of $54,000,000 (the “Notes”) that will be convertible into shares of the Company’s common stock, par value of $0.001 per share (the “Common Stock”). The issuances and sales of the Notes will be made pursuant to the Company’s Indenture, dated December 20, 2024 between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), and a First Supplemental Indenture to be entered into between the Company and the Trustee (collectively, the “Indenture”). On December 20, 2024 (the “Initial Closing Date”), the Company issued and sold to the Investor a Note in the original principal amount of $4,000,000 (the “Initial Note”).

Upon our filing of one or more additional prospectus supplements, and our satisfaction of certain other conditions, the Securities Purchase Agreement contemplates additional closings of up to $50 million in aggregate principal amount of additional Notes.

The Securities Purchase Agreement contains customary representations, warranties and covenants. It also grants the Investor the right to participate in certain future equity and equity-linked transactions of the Company from the Initial Closing Date through the 3 year anniversary thereof, as well as certain anti-dilution rights applicable to the Notes.

No Note may be converted to the extent that such conversion would cause the then holder of such Note to become the beneficial owner of more than 4.99%, or, at the option of such holder, 9.99% of the then outstanding Common Stock, after giving effect to such conversion (the “Beneficial Ownership Cap”).

Each Note will be issued with original issue discount of 9.5%, resulting in $3,620,000.00 of proceeds to the Company from the Initial Note before fees and expenses.

Each Note will bear interest at a rate of 12.5% per annum, which shall compound on the first calendar day of each calendar quarter and increase the principal amount of the Notes on a dollar-for-dollar basis. Upon the occurrence and during the continuance of an event of default, the interest rate on the Notes will increase to 17.5% per annum. Unless earlier converted, the Notes will mature on the eighteen month anniversary of their respective issuance dates.

All amounts due under the Notes are convertible at any time, in whole or in part, and subject to the Beneficial Ownership Cap, at the option of the holders into shares of Common Stock at a conversion price equal to the lower of (a) the closing price of the Common Stock on the trading day prior to each closing plus a 15% premium (the “Reference Price”) or (b) 90% of the volume weighted average price of the Common Stock during the seven trading days ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable conversion notice. The Reference Price is subject to customary adjustments upon any stock split, stock dividend, stock combination, recapitalization or similar event. The Reference Price is also subject to full-ratchet adjustment in connection with a subsequent offering at a per share price less than the Reference Price then in effect, provided that up to $2,000,000 of Common Stock under the Company’s existing at-the-market offering program without adjustment. Upon the satisfaction of certain conditions, we may prepay outstanding Notes upon not less than 20 business days nor more than 30 business days’ written notice by paying an amount equal to the face value of the Notes at premium of 15%.

The Notes contain customary affirmative and negative covenants, including certain limitations on debt, liens, restricted payments, asset transfers, changes in the business and transactions with affiliates. The Notes also contain customary events of default.

The Notes and shares issuable upon conversion of the Notes are being offered and sold pursuant to a prospectus supplement which will be filed in connection with a “takedown” from the Company’s shelf registration statement on Form S-3 (File No. 333-275843) declared effective on December 12, 2023.

The foregoing descriptions of the Securities Purchase Agreement, the Indenture and the Notes are not complete and are qualified in its entirety by reference to the full text of those agreements, copies of which are included as Exhibits 4.1, 4.2, 10.1 and 10.2 hereto, and incorporated by reference herein. An opinion of counsel regarding the validity of the securities being issued and sold by the Company in the transactions described in the Securities Purchase Agreement is filed as Exhibit 5.1.

Item 2.02 Results of Operation and Financial Condition.

On December 16, 2024, the Company issued a press release announcing its financial results for its fiscal second quarter ended October 31, 2024. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in Item 2.02 and in the attached Exhibit 99.1 shall be deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

*4.1	Indenture, dated December 20, 2024, by and between Ocean Power Technologies, Inc. and U.S. Bank, National Association.
*4.2	First Supplemental Indenture, dated December 20, 2024, by and between Ocean Power Technologies, Inc. and U.S. Bank, National Association.
*5.1	Opinion of Porter Hedges LLP.
*10.1	Securities Purchase Agreement dated December 20, 2024 between Ocean Power Technologies, Inc. and the investor signatory thereto.
*10.2	Form of Series A-1 Convertible Note dated December 20, 2024 between Ocean Power Technologies, Inc. issued by Ocean Power Technologies, Inc. to the holder.
23.1	Consent of Porter Hedges LLP (included in Exhibit 5.1).
*99.1	Press Release issued by Ocean Power Technologies, Inc. on December 16, 2024.
104	Cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ocean Power Technologies, Inc.

Dated: December 20, 2024	/s/ Philipp Stratmann
Philipp Stratmann
President and Chief Executive Officer